EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Three Months Ended March 31,	Years Ended December 31,
(Dollars in millions)		2014	2013	2012	2011	2010	2009
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$455	$2,686	$2,766	$2,536	$2,086	$2,525
Share of pre-tax income (loss) of unconsolidated entities		(8)	1	(15)	37	67	43
Fixed charges		95	365	370	462	636	607
Adjusted earnings	(A)	$542	$3,052	$3,121	$3,035	$2,789	$3,175
Interest on short-term borrowings		$15	$60	$73	$96	$257	$218
Interest on long-term debt, including amortization of debt issuance costs		53	184	176	241	235	251
Portion of long-term leases representative of the interest factor(1)		27	121	121	125	144	138
Preferred stock dividends and related adjustments(2)		8	33	39	27	—	226
Fixed charges and preferred stock dividends	(B)	$103	$398	$409	$489	$636	$833
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	5.26x	7.67x	7.63x	6.21x	4.39x	3.81x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$455	$2,686	$2,766	$2,536	$2,086	$2,525
Share of pre-tax income (loss) of unconsolidated entities		(8)	1	(15)	37	67	43
Fixed charges		110	458	536	682	849	802
Adjusted earnings	(C)	$557	$3,145	$3,287	$3,255	$3,002	$3,370
Interest on short-term borrowings and deposits		$30	$153	$239	$316	$470	$413
Interest on long-term debt, including amortization of debt issuance costs		53	184	176	241	235	251
Portion of long-term leases representative of the interest factor(1)		27	121	121	125	144	138
Preferred stock dividends and related adjustments(2)		8	33	39	27	—	226
Fixed charges and preferred stock dividends	(D)	$118	$491	$575	$709	$849	$1,028
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	4.72x	6.41x	5.72x	4.59x	3.54x	3.28x
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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Three Months Ended March 31,	Year Ended December 31,
(Dollars in millions)		2014	2013	2012	2011	2010	2009
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$455	$2,686	$2,766	$2,536	$2,086	$2,525
Share of pre-tax income (loss) of unconsolidated entities		(8)	1	(15)	37	67	43
Fixed charges		95	365	370	462	636	607
Adjusted earnings	(A)	$542	$3,052	$3,121	$3,035	$2,789	$3,175
Interest on short-term borrowings		$15	$60	$73	$96	$257	$218
Interest on long-term debt, including amortization of debt issuance costs		53	184	176	241	235	251
Portion of long-term leases representative of the interest factor(1)		27	121	121	125	144	138
Fixed charges	(B)	$95	$365	$370	$462	$636	$607
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	5.71x	8.36x	8.44x	6.57x	4.39x	5.23x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$455	$2,686	$2,766	$2,536	$2,086	$2,525
Share of pre-tax income (loss) of unconsolidated entities		(8)	1	(15)	37	67	43
Fixed charges		110	458	536	682	849	802
Adjusted earnings	(C)	$557	$3,145	$3,287	$3,255	$3,002	$3,370
Interest on short-term borrowings and deposits		$30	$153	$239	$316	$470	$413
Interest on long-term debt, including amortization of debt issuance costs		53	184	176	241	235	251
Portion of long-term leases representative of the interest factor(1)		27	121	121	125	144	138
Fixed charges	(D)	$110	$458	$536	$682	$849	$802
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	5.06x	6.87x	6.13x	4.77x	3.54x	4.20x

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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.